UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

NETOPIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32981	94-3033136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6001 Shellmound Street, 4th floor

Emeryville, CA 94608

(510) 420-7400

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 13, 2006, Netopia, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Motorola, Inc., a Delaware corporation (“Motorola”), and Motorola GTG Subsidiary IV Corp., a Delaware corporation and a wholly-owned subsidiary of Motorola (“Sub”), pursuant to which Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Motorola.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the effective time (other than shares held by the Company, Motorola or Sub, which will be canceled without payment of any consideration) will be converted into the right to receive $7.00 in cash, without interest.

The Merger has been approved by the Company’s Board of Directors. The Merger is conditioned on, among other things, the adoption of the Merger Agreement by the stockholders of the Company and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company may be required to pay Motorola a termination fee of $7.3 million, plus all of the reasonable expenses of Motorola actually incurred from third parties relating to the Merger Agreement and the transactions contemplated thereby prior to such termination.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition and required stockholder approval, the Company intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND THE COMPANY. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by going to the Company’s Investor Relations page on its corporate web site at www.netopia.com.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on December 23, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, including the expected timetable for completing the proposed transaction between the Company and Motorola, any other statements regarding the Company’s future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent management’s current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, and completion of the transaction; and (iv) the other factors described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 and its subsequent reports filed with the SEC. The Company assumes no obligation to update or revise any forward-looking statement in this report, and such forward-looking statements speak only as of the date hereof.

Item 8.01.	Other Events.

On November 14, 2006, the Company and Motorola issued a joint press release announcing that they had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 13, 2006, among the Company, Motorola, Inc. and Motorola GTG Subsidiary IV Corp.

99.1	Joint Press Release, dated November 14, 2006, issued by the Company and Motorola, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: November 14, 2006	/s/ Alan B. Lefkof
By: Alan B. Lefkof
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 13, 2006, among the Company, Motorola, Inc. and Motorola GTG Subsidiary IV Corp.

99.1	Joint Press Release, dated November 14, 2006, issued by the Company and Motorola, Inc.